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                                                                   Exhibit 23(a)





                        CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Protective Life Corporation on Form S-4 (File No. 333-60535) of our report dated February 11, 1998, except for Note N, as to which the date is March 2, 1998, on our audits of the consolidated financial statements and financial statement schedules of Protective Life Corporation and subsidiaries (the Company) as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report is included or incorporated by reference in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the captions "Experts," "Summary Historical Financial Data of Protective," and "Selected Historical Financial Data of Protective."



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Birmingham, Alabama
August 5, 1998